EXHIBIT (a)(1)(C)
EXHIBIT A TO THE OFFER TO PURCHASE
LETTER OF TRANSMITTAL
Regarding
Class A Common Stock
of
EXCELSIOR LASALLE PROPERTY FUND, INC.
Tendered Pursuant to the Offer
Dated November 21, 2008
THE OFFER WILL EXPIRE
AT, AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME, ON DECEMBER 19, 2008,
UNLESS THE OFFER IS EXTENDED.
YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE TIME THEY ARE
ACCEPTED BY THE FUND, WHICH IS EXPECTED TO OCCUR PROMPTLY AFTER THE OFFER
EXPIRES. NO SHARES WILL BE ACCEPTED BEFORE THE OFFER EXPIRES.
Complete this Letter of Transmittal and deliver to the address below. This Letter of Transmittal must be delivered via (i) certified mail return receipt requested, (ii) a delivery service, such as FedEx or UPS, that provides confirmation of date and time of delivery or (iii) U.S. mail. Please note that Letters of Transmittal delivered via fax, email or other method of delivery not specified in clauses (i) through (iii) of the immediately preceding sentence will not be accepted.
225 High Ridge Road
Stamford, CT 06905
Attn: Client Service
For additional information, you may phone Client Service at (866) 921-7951.

Excelsior LaSalle Property Fund, Inc. — Letter of Transmittal
Ladies and Gentlemen:
The undersigned hereby tenders to Excelsior LaSalle Property Fund, Inc., a corporation organized under the laws of the State of Maryland (the “Fund”), its Class A common stock of the Fund (“Shares” or “Common Stock”) or a portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated November 21, 2008, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by the Fund, in its sole discretion, not to be in the appropriate form.
The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are repurchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to repurchase any of the Shares in the Fund or portions thereof tendered hereby.
Upon the terms and subject to the conditions of the Offer, the Fund will accept for payment, and will pay for, Shares validly tendered and not withdrawn as promptly as practicable after the expiration of the Offer. The payment of the repurchase price for the Shares or portion thereof tendered by the undersigned will be made by transfer of the funds to the undersigned’s account at Bank of America, N.A. or one of its affiliated banks (“BANA”) or wired to the undersigned’s bank account if the undersigned does not have a BANA account, as described in Section 5 of the Offer. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from a BANA account, BANA may subject such withdrawal to any fees that BANA would customarily assess upon the withdrawal of cash from such account.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.

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Excelsior LaSalle Property Fund, Inc. — Letter of Transmittal
PLEASE SEND TO:
Bank of America Capital Advisors, LLC
225 High Ridge Rd.
Stamford, CT 06905
Attn: Client Service
For additional information, please phone Client Service at (866) 921-7951.

Part 1. Name and Address:

Name of Stockholder:

BANA Account Number: (where applicable)

Wire Bank Instructions

(for Stockholders who do not have accounts at BANA)	ABA#

A/C#

FBO/REF:

Ref: Account name

Attn:

Social Security No. or Taxpayer Identification No.:

Telephone Number:

Part 2. Amount of Common Stock in the Fund being Tendered:

I would like to tender all of my Shares in the Fund.

I would like to tender $___________ of Shares in the Fund.

I would like to leave $___________ of Shares in the Fund and tender any remaining balance.

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Excelsior LaSalle Property Fund, Inc. — Letter of Transmittal
Part 3. Signature(s).

For Individual Investors
and Joint Tenants:	For Other Investors:

Signature	Print Name of Investor
(Signature of Owner(s) Exactly as
Appeared on Subscription Agreement)

Print Name of Investor	Signature
(Signature of Owner(s) Exactly as
Appeared on Subscription Agreement)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(Signature of Owner(s) Exactly as
Appeared on Subscription Agreement)

Print Name of Joint Tenant	Co-signatory if necessary
(Signature of Owner(s) Exactly as
Appeared on Subscription Agreement)

Print Name and Title of Co-signatory
Date:

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